CUSIP  No.  19421N 10 0                13D                   Page  8 of 20 Pages


                                    EXHIBIT 10.2
                                    ------------


THIS AGREEMENT is made effective as of the 20th day of September, 1999, and entered into on February 16, 2001,

Between:

     EFINANCIAL  DEPOT.COM,  INC.

     (hereinafter  referred  to  as  the  "Company")

                                                            OF  THE  FIRST  PART

AND:

     RICHARD  LANGLEY

     (hereinafter  referred  to  as  the  "Contractor")

                                                           OF  THE  SECOND  PART

WHEREAS

A. The Company desires to retain the Contractor to assist the Company in the areas of strategic development, acquisitions and corporate finance and the Contractor has agreed to so assist the Company on the terms and conditions of this Agreement.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

                                    ARTICLE 1
                     APPOINTMENT AND AUTHORITY OF CONTRACTOR

1.1     Appointment  of  Contractor
        ---------------------------

     The Company hereby appoints the Contractor to perform certain services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Contractor to exercise such powers as provided under this Agreement. The Contractor accepts such appointment on the terms and conditions herein set forth.

1.2     Authority  of  Contractor
        -------------------------

     The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.
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1.3     Independent  Contractor
        -----------------------

     In performing its services hereunder, the Contractor shall be an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out its obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Contractor to provide its services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and the Contractor or any of its agents or employees shall not be entitled to the fringe benefits provided by the Company to its employees.

                                    ARTICLE 2
                             CONTRACTOR'S AGREEMENTS

2.1     General
        -------

     the services to be provided by the contractor to the Company shall include the following:

     (a)     assisting  the  Company  in its strategic planning and development;

     (b) providing the Company with advise in connection with the raising of capital and the Company's affairs  generally;

     (c) identifying potential acquisition targets for the Company and assisting the Company in negotiating  and  consummating  acquisitions;

     (d) implementing or causing to be implemented decisions of the Company in accordance with and as limited by this Agreement;

     (e) providing such other services as the Company may reasonably request;

and in so assisting the Company, the Contractor shall at all times be subject to the direction of the Company and shall keep the Company informed as to all matters concerning the Contractor's activities.

2.2     Expense  Statements
        -------------------

     The Contractor shall on or before the 15th day of each calendar month during the term hereof, or if a Saturday, Sunday or holiday the next following business day, render to the Company an itemized statement and accounting for the previous calendar month, together with such supporting documents as and when the Company may reasonably require, of all expenses with the company is obligated by the Agreement to reimburse.

     The Contractor may incur expenses in the name of the Company up to an amount per month as agreed in advance by the Company, such expenses to relate solely to the carrying out of the Contractor's duties hereunder. The Contractor will immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis.

CUSIP  No.  19421N 10 0                13D                   Page 10 of 20 Pages


                                    ARTICLE 3
                              COMPANY'S AGREEMENTS

3.1     Compensation  of  Contractor
        ----------------------------

     As compensation for the services rendered by the Contractor pursuant to this Agreement, the Company shall pay to the Contractor monthly in advance, on or before the first day of each month or if a Saturday, Sunday or holiday the next following business day a fee of $10,000 per month during the term hereof

3.2     Indemnity  by  Company
        ----------------------

     The Company hereby agrees to indemnify, defend and hold harmless the Contractor, from and against any and all claims, demands, losses, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable legal fees), arising directly or indirectly, in while or in part, out of any matter related to any action taken by the Contractor within the scope of its duties or authority hereunder, excluding only such of the foregoing as arise from the fraudulent, gross negligence, reckless or willful act or omission of the contractor, or as arise in respect of the Contractor's office overhead or the Contractor's general administrative expenses, and the provisions of this Section 3.2 shall survive termination of this Agreement

                                    ARTICLE 4
                        DURATION, TERMINATION AND DEFAULT

4.1     Effective  Date
        ---------------

     This Agreement shall become effective as of the 16th day of February 2001, and shall continue on subject to termination as provided for herein.
4.2     Termination
        -----------

     This Agreement may be terminated by either party by giving the other 30 days written notice of such termination provided that in circumstances where the Contractor would otherwise have been entitled to receive a payment pursuant to section 3.1 herein within 30 days following termination of this Agreement the Company shall make such payment to the Contractor as if the Agreement had not bene terminated.

4.3     Duties  Upon  Termination
        -------------------------

     Upon termination of this Agreement for any reason, the Contractor shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the company:

CUSIP  No.  19421N 10 0                13D                   Page 11 of 20 Pages


     (a) a final accounting, reflecting the balance of expenses incurred on behalf of the company as of the date of termination; and

     (b) all documents pertaining to the Company of this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Contractor shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

4.4     Compensation  of  Contractor  on  Termination
        ---------------------------------------------

     Upon termination of this Agreement, the Contractor shall be entitled to receive as its full and sole compensation in discharge of obligations of the Company to the Contractor under this Agreement all sums due and payable under this Agreement to the date of termination and the Contractor shall have no right to receive any further payments; provided, however, that the Company shall have the right to offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence, or willful act of the Contractor, to the extent such right has not been waived by the Company.

                                    ARTICLE 5
                                 CONFIDENTIALITY

5.1     Ownership  of  Work  Product
        ----------------------------

     All reports, documents, concepts, products and processes together with any marketing schemes, business or sales contracts, or any business opportunities prepared, produced, developed, or acquired, by or at the direction of the Contractor, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Contractor performing the services (collectively, the "Work Product") shall belong exclusively to the Company which shall be entitled to all right, interest, profits or benefits in respect thereof. No copies, summaries or other reproductions of any Work Product shall be made by the Contractor without the express permission of the Company, provided that the Contractor is hereby given permission to maintain one copy of the Work Product for his own use.

5.2     Confidentiality
        ---------------

     The Contractor shall not, except as authorized or required by its duties, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to his knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business or may be likely so to do. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.

CUSIP  No.  19421N 10 0                13D                   Page 12 of 20 Pages


     The Contractor shall comply with such directions as the Company shall make to ensure the safeguarding or confidentiality of all such information.

5.3     Devotion  to  Contract
        ----------------------

     During the term of the Agreement, the Contractor shall devote sufficient time, attention, and ability to the business of the Company, and to any associated company, as is reasonably necessary for the proper performance of its services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Contractor to devote its exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Contractor shall:

     (a) at all times perform his services faithfully, diligently, to the best of its ability and in the best interests of the Company;

     (b) devote such of his time, labor and attention to the business of the Company as is necessary for the proper performance of the Contractor's services hereunder; and

     (c) refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Contractor as contemplated herein.

5.4     Other  Activities
        -----------------

     The Contractor shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other person, firm or company.

                                    ARTICLE 6
                                  MISCELLANEOUS

6.1     Waiver:  Consents
        -----------------

     No consent, approval or waiver, express or implied, by either party hereto, to or of any breath of default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

6.2     Governing  Law
        --------------

     This Agreement and all matters arising thereunder shall be governed by the laws of the State of Delaware.
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6.3     Successors,  etc.
        -----------------

     This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective heirs, successors and permitted assigns.

6.4     Assignment
        ----------

     This Agreement may not be assigned by any party except with the written consent of the other party hereto.

6.5     Entire  Agreement  and  Modification
        ------------------------------------

     This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

6.6     Headings
        --------

     The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

6.7     Notices
        -------

     All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal deliver or, if mailed, upon the first to occur of actual receipt or forty-eight (48) hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Contractor as follows:

The  Company:

     Efinancial  Depot.com,  Inc.
     150-1875  Century  Park  East
     Century  City,  California  90067
     USA

     Attention:  John  Huguet

The  Contractor

     Richard  Langley

     _________________________

     _________________________

     _________________________

     Attention:  ________________

CUSIP  No.  19421N 10 0                13D                  Page  14 of 20 Pages


or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

6.8     Time  of  the  Essence
        ----------------------

     Time  is  of  the  Essence

6.9     Further  Assurances
        -------------------

     The parties hereto agree from time to time after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.10     Counterparts
         ------------

     This Agreement may be executed in several counter-parts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day  and  year  first  above  written.

EFINANCIAL  DEPOT.COM,  INC.


Per:     /s/  John  Huguet
         -----------------
     Authorized  Signatory




/s/  Richard  Langley
---------------------
RICHARD  LANGLEY